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                                                             Exhibit Number 3.2

                       SECOND AMENDED AND RESTATED BYLAWS

                                       OF

                         CAPITAL PACIFIC HOLDINGS, INC.

                            (A Delaware Corporation)

                                 JUNE 26, 1996

                                     * * *

                                   ARTICLE I

                                  STOCKHOLDERS


                 Section 1. PLACE OF HOLDING ANNUAL MEETINGS. Annual meetings of the stockholders shall be held at the principal office of the Corporation in Newport Beach, California, or at such other place or places within or without the State of Delaware as the directors shall from time to time determine.

                 Section 2. ANNUAL ELECTION OF DIRECTORS. The annual meeting of stockholders for the election of directors and the transaction of other business shall be held following the end of the fiscal year, at such time and on such day as designated by the Board of Directors and stated in the notice of the meeting. At each annual meeting, the stockholders entitled to vote shall, by plurality vote, elect the members of the Board of Directors then standing for election, and then may transact such other corporate business as shall be stated in the notice of the meeting.

         Failure to hold the annual meeting at the designated time shall not work a dissolution of the Corporation.

                 Section 3. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws shall be entitled to one (1) vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder. Except where a date shall have been fixed as the record date for the determination of the stockholders of the Corporation entitled to vote, as hereinafter provided in Section 4 of Article VI, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the Corporation within twenty (20) days next preceding such election. All elections shall be had and all questions decided by plurality vote except as otherwise provided by the Certificate of Incorporation and/or by the laws of the State of Delaware. Voting by ballot shall not be required for any corporate action other than the election of directors, except as otherwise provided by the Delaware General Corporation Law.
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                 Section 4. QUORUM.  The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business.

                 Section 5. ACTION WHICH MAY BE TAKEN WITHOUT MEETING. Any action that may be taken at a meeting of the stockholders may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote at a meeting for such purpose, and filed with the Secretary of the Corporation.

                 Section 6. ADJOURNMENT OF MEETINGS. If less than a quorum shall be in attendance at any time for which the meeting shall have been called, the meeting may, after a lapse of at least half an hour, be adjourned from time to time by a majority of the stockholders present or represented and entitled to vote thereat, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                 Section 7. SPECIAL MEETINGS: HOW CALLED. Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary, and shall be called upon a request in writing therefor, stating the purpose or purposes thereof, delivered to the President or Secretary, signed by a majority of the directors or by fifty-one percent (51%) in interest of the stockholders entitled to vote, or by resolution of the directors.

                 Section 8. NOTICE OF STOCKHOLDERS' MEETINGS. Written or printed notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be delivered personally by the Secretary or mailed, postage prepaid, to each stockholder entitled to vote thereat at his last known post office address, at least ten (10) but not more than sixty (60) days before the meeting. Notice by mail shall be deemed to be given when deposited in the United States mail, postage prepaid. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. If any action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares of stock, the notice shall include a statement of that purpose and to that effect. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting.


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                 Section 9. STOCKHOLDER LIST.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place where the meeting is to be held during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

                 Section 10. CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, the Chief Executive Officer, the Vice-Chairman of the Board, the President, the Treasurer, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

                 Section 11. INSPECTORS AND JUDGES. The directors, in advance of any meeting will appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof and make a written report thereof. If an inspector or inspectors or judge or judges are not appointed, the person presiding at the meeting will appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector or judge, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his ability. The inspectors or judges shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.


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                                   ARTICLE II

                                   DIRECTORS

                 Section 1. NUMBER: ELECTION AND TERM OF OFFICE. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors of the Corporation will be not fewer than three (3) nor more than nine (9), the total number to be fixed from time to time by the Board of Directors. No decrease in the number of directors will have the effect of shortening the term of an incumbent director. Except as provided herein, directors will be elected at the annual meeting of stockholders for such year, or at a special meeting of stockholders called for purposes that include the election of directors. Each director, except in case of death, resignation, retirement, disqualification or removal, will serve until the next meeting at which directors are elected and thereafter until his successor has been elected and has qualified.

                 Section 2. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business, except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

                 Section 3. FIRST MEETING. The directors named in the Amended and Restated Certificate of Incorporation of the Corporation shall hold their first meeting for the purpose of organization and the transaction of business, at such time and place as may be fixed by consent in writing of a majority of the directors.

                 Section 4. ELECTION OF OFFICERS. At the first meeting or at any subsequent meeting called for the purpose, the directors shall elect a President, a Treasurer, a Secretary, and such other officers as may be deemed necessary, who need not be directors. Such officers shall hold office until their successors have been elected and have qualified.

                 Section 5. REGULAR MEETINGS. Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

                 Section 6. SPECIAL MEETINGS: HOW CALLED; NOTICE. Special meetings of the Board may be called by the President or by the Secretary or by any director on two (2) days' notice to each director.


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                 Section 7. PLACE OF MEETING.  The directors may hold their meetings and have one or more offices, and keep the books of the Corporation, outside the State of Delaware, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine; provided, however that certified copies of the Certificate of Incorporation and Bylaws and all amendments thereto, and a stock ledger or duplicate stock ledger (revised annually), or a statement setting out the name and address of the custodian thereof, shall be kept at the principal office in California.

                 Section 8. CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the President, if any and if present and acting, or any other director chosen by the Board, shall preside.

                 Section 9. REMOVAL OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                 Section 10. GENERAL POWERS OF DIRECTORS. The business and affairs of the Corporation shall be managed by the Board of Directors. In addition to the powers and authority expressly conferred upon it by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by any legal agreement among stockholders, by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                 Section 11. SPECIFIC POWERS OF DIRECTORS. Without prejudice to such general powers, it is hereby expressly declared that the directors shall have the following powers, to wit:

                 (1)      To adopt and alter a common seal of the Corporation.

                 (2) To make and change regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

                 (3) To purchase or otherwise acquire for the Corporation any property, rights, or privileges which the Corporation is authorized to acquire.

                 (4) To pay for any property purchased for the Corporation either wholly or partly in money, stock, bonds, debentures, or other securities of the Corporation.

                 (5) To borrow money and to make and issue notes, bonds, and other negotiable and transferable instruments, mortgages, deeds of trust, and trust agreements, and to do every act and thing necessary to effectuate the same.


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                 (6)      To remove any officer for cause or summarily without
cause, and in their discretion from time to time, to devolve the powers and duties of any officer upon any other person for the time being.

                 (7) To appoint and remove or suspend such subordinate officers, agents or factors as they may deem necessary and to determine their duties and fix, and from time to time change, their salaries or remuneration, and to require security as and when they think fit.

                 (8) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, agents and factors.

                 (9) To determine who shall be authorized on the Corporation's behalf to make and sign bills, notes, acceptances, endorsements, checks, releases, receipts, contracts and other instruments.

                 (10) To determine who shall be entitled to vote in the name and behalf of the Corporation upon, or to assign and transfer, any shares of stock, bonds, or other securities of other corporations held by this Corporation.

                 (11) To delegate any of the powers of the Board in relation to the ordinary business of the Corporation to any standing or special committee, or to any officer or agent (with power to sub-delegate), upon such terms as they think fit,

                 (12) To call special meetings of the stockholders for any purpose or purposes.

                 Section 12. COMPENSATION OF DIRECTORS. Directors may receive such compensation for their services as directors as may from time to time be fixed by vote of the Board of Directors. A director may also serve the Corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in such other capacity.

                 Section 13. VOTE REQUIRED FOR ACTION. Except as otherwise provided in these Bylaws and by the Delaware General Corporation Law, the act of a majority of the directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors.

                 Section 14. PARTICIPATION BY CONFERENCE TELEPHONE. Members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear and speak with each other. Participation in a meeting pursuant to this Section 14 shall constitute presence in person at such meeting.


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                 Section 15.  ACTION BY DIRECTORS WITHOUT A MEETING.  Any
action required or permitted to be taken at any meeting of the Board of Directors or any action which may be taken at a meeting of a committee of directors may be taken without a meeting if a written consent thereto shall be signed by all the directors, or all of the members of the committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors or the committee.

                                 ARTICLE III

                                 COMMITTEES

                 Section 1. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in such resolution or resolutions or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

                 No such committee, however, shall have the power or authority to amend the Certificate of Incorporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or to amend the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                 In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                 Section 2. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.


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                                   ARTICLE IV

                                    OFFICERS

                 Section 1. NUMBER. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents as determined and designated by the Board of Directors, a Secretary, a Treasurer, and one or more Assistant Secretaries, which Assistant Secretaries may be designated by the Chairman of the Board, and one or more Assistant Treasurers, as may be determined by the Board of Directors. The Board of Directors may from time to time create and establish the duties of such other officers and elect or provide for the appointment of such other officers as it deems necessary for the efficient management of the Corporation, but the Corporation shall not be required to have at any time any officers other than a President, Secretary, and a Treasurer. Any two or more offices may be held by the same person, except the offices of President and Secretary.

                 Section 2. ELECTION AND TERM. All officers shall be elected by the Board of Directors and shall serve at the will of the Board of Directors and until their successors have been elected and have qualified or until the earlier of their death, resignation, removal or retirement.

                 Section 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby.

                 Section 4. CHAIRMAN OF THE BOARD. The Chairman of the Board shall call to order meetings of the stockholders and of the Board of Directors, and shall act as chairman of such meetings except as may otherwise be provided by the Board of Directors. The Chairman of the Board shall perform such other duties and have such other powers as the Board of Directors may determine from time to time.

                 Section 5. PRESIDENT. In the absence of the Chairman of the Board, the President shall perform the duties and exercise the powers specified in these Bylaws of the Chairman. The President shall perform such other duties and have such other powers as the Board of Directors may determine from time to time.

                 Section 6. VICE PRESIDENTS. A Vice President shall in the absence or disability of the President, or at the direction of the President, perform the duties and exercise the powers, whether such duties and powers are specified by these Bylaws or otherwise, of the President. If the Corporation has more than one Vice President, the one so designated by the Board of Directors shall act in lieu of the President. Vice Presidents shall perform whatever duties and have whatever powers the Board of Directors may determine from time to time.


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                 Section 7.  SECRETARY.  The Secretary shall be responsible for causing there to be maintained accurate records of the acts and proceedings of all meetings of stockholders and directors. He shall have authority to give all notices required by law or these Bylaws. He shall be responsible for the custody of the corporate books, records, contracts, and other documents. The Secretary may affix the corporate seal to any lawfully executed documents requiring it and shall sign instruments as may require his signature. The Secretary shall perform such other duties and have such other powers as the Board of Directors may determine from time to time.

                 Section 8. TREASURER. The Treasurer shall be responsible for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit or disbursement of such funds and securities under the direction of the Board of Directors. The Treasurer shall cause full and true accounts of all receipts and disbursements to be maintained and shall make such reports of the same to the Board of Directors and President upon request. The Treasurer shall perform such other duties and have such other powers as the Board of Directors may determine from time to time. In the absence of a Treasurer elected by the Board of Directors to serve these purposes, the Secretary shall fulfill the duties of Treasurer.

                 Section 9. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretary and Assistant Treasurer (or if there be more that one of either such officer, the one so designated by the Board of Directors) shall, in the absence of disability, or at the direction, of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers, whether such duties and powers are specified in these Bylaws or otherwise, of those offices. Each Assistant Secretary and Assistant Treasurer shall perform such other duties and have such other powers as the Board of Directors may determine from time to time, and each Assistant Secretary may affix the corporate seal to all corporate documents and attest the signature of any officer of the Corporation.

                 Section 10. SALARIES. The salaries of all corporate officers and agents shall be fixed from time to time as may be authorized by the Board of Directors. No officer shall be prevented from receiving such salary by reason of being a director.


                                   ARTICLE V

                       RESIGNATIONS: FILING OF VACANCIES:
                       INCREASE OR DECREASE OF DIRECTORS

                 Section 1. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, and, if no time be specified, at the time of its receipt


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by the President or Secretary.  The acceptance of a resignation shall not be necessary to make it effective.

                 Section 2. FILLING OF VACANCIES. If the office of any director, member of a committee, or other officer becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

                 Section 3. INCREASE IN NUMBER OF DIRECTORS. The Board of Directors may elect or appoint any qualified person or persons to the Board if the number of directors is increased as provided in Section I of Article II of these Bylaws. Any director elected or appointed as provided in this Section 3 shall hold office until the next meeting of the stockholders called for the purpose of electing directors and until a successor is elected and qualified.

                                   ARTICLE VI

                                 CAPITAL STOCK

                 Section 1. CERTIFICATE OF STOCK. Certificates of stock, numbered and with the seal of the Corporation affixed, signed by the President or Vice President, and the Treasurer or Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the Corporation. When such certificates are signed by a transfer agent, or an assistant transfer agent, or by a transfer clerk acting on behalf of the Corporation and a registrar, the signatures of such officers may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

                 Section 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate or the issuance of such new certificate.

                 Section 3. TRANSFER OF SHARES. Subject to the restrictions contained in the Certificate of Incorporation, the shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or lead representatives, and upon such transfer the old certificates shall be


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surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made on the stock ledger of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

         Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                 Section 4. SETTING OF RECORD DATE. The Board of Directors may fix in advance a date, not exceeding sixty (60) days nor fewer than ten (10) days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion of or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to receive payment of any such dividends, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock, and in such cases such stockholders only as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividends, or to receive such allotment of rights, or to exercise such rights, as the case may be, not withstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                 Section 5. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, if any, and the laws of the State of Delaware, the directors may declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their discretion think proper for working capital or as a reserve fund to meeting contingencies or for equalizing dividends or for such other purposes as the directors shall think conducive to the interest of the Corporation.


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                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

                 Section 1. CORPORATE SEAL. The corporate seal shall be circular in form and shall contain such words as shall be determined by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                 Section 2. FISCAL YEAR. The fiscal year of the Corporation shall commence on March 1, and shall end the last day of February of each succeeding year.

                 Section 3. PRINCIPAL OFFICE. The principal office of the Corporation shall be established and maintained at 3501 Jamboree Road, Suite 200, Newport Beach, California 92660. The Corporation may have branch offices at such place or places within or without the State of Delaware as the directors shall from time to time determine.

                 Section 4. CHECKS, DRAFTS, NOTES. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

                 Section 5. NOTICE. Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated and, unless otherwise provided in these Bylaws, any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed post-paid wrapper addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meeting except as otherwise provided by statute.

                 Section 6. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice. In addition, attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


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                 Section 7. RELATED PARTY TRANSACTIONS.  All transactions
between the Corporation and its affiliates must be on terms no less favorable to the Corporation than terms with unaffiliated parties for similar transactions. All such transactions that are not in the ordinary course of the Corporation's business must be approved by a majority of the Corporation's directors not affiliated with any parent corporation of the Corporation, or any of such parent corporation's subsidiaries, or employed by the Corporation, and who do not have a financial interest in the transaction.

                                  ARTICLE VIII

                                INDEMNIFICATION

                 Section 1. INDEMNIFICATION OF DIRECTORS. The Corporation shall indemnify and hold harmless any person (an "Indemnified Person") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Any person (an "Indemnified Person") who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a Judgment in its favor by reason of the fact that he is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity pursuant to the applicable provisions of the Delaware General Corporation Law.

                 Section 2. INDEMNIFICATION OF OFFICERS AND OTHERS. The Board of Directors shall have the power to cause the Corporation to provide to officers, employees and agents of the Corporation all or any part of the fight to indemnification and other fights of the type provided under Sections 1, 5 and 11 of this Article VIII (subject to


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the conditions, limitations and obligations specified therein), upon a resolution to that effect identifying such officers, employees or agents (by position or name) and specifying the particular rights provided, which may be different for each of the officers, employees and agents identified. Each officer, employee or agent of the Corporation so identified shall be an "Indemnified Person" for purposes of the provisions of this Article VIII.

         In the event a director of the Corporation is also an officer of the Corporation and/or a Subsidiary (as defined below), such director shall have the right to indemnification and other rights of the type provided under Sections 1, 5 and 11 of this Article VIII (subject to the conditions, limitations and obligations specified herein and therein) with regard to amounts actually and reasonably incurred by such person by reason of the fact that he is or was an officer of the Corporation and/or the Subsidiary, and such person shall be deemed to be an "Indemnified Person" for purposes of this
Article VIII.

                 Section 3. SUBSIDIARIES. The Board of Directors shall have the power to cause the Corporation to provide to any director, officer, employee or agent of this Corporation who also is a director, officer, trustee, general partner, employee or agent of a Subsidiary (as defined below), all or any part of the right to indemnification and other rights of the type provided under Sections 1, 5 and 11 of this Article VIII (subject to the conditions, limitations and obligations specified therein), with regard to amounts actually and reasonably incurred by such person by reason of the fact that he is or was a director, officer, trustee, general partner, employee or agent of the Subsidiary. The Board of Directors shall exercise such power, if at all, through a resolution identifying the person or persons to be indemnified (by position or name) and the Subsidiary (by name or other classification), and specifying the particular rights provided, which may be different for each of the directors, officers, employees and agents identified. Each person so identified shall be an "Indemnified Person" for purposes of the provisions of this Article VIII. As used in this Article VIII, "Subsidiary" shall mean (i) another corporation, joint venture, trust, partnership or unincorporated business association more than twenty percent (20%) of the voting capital stock or other voting equity interest of which was, at or after the time the circumstances giving rise to such action, suit or proceeding arose, owned, directly or indirectly, by the Corporation, or (ii) a nonprofit corporation which receives its principal financial support from the Corporation or its subsidiaries.

                 Section 4. DETERMINATION. Notwithstanding any judgment, order, settlement, conviction or plea in any action, suit or proceeding of the kind referred to in Section I of this Article VIII, an Indemnified Person shall be entitled to indemnification as provided in such Section I unless a determination that such Indemnified Person is not entitled to such indemnification (because of the conditions and limitations imposed in Section
1) shall be made (i) by the Board of Directors by a majority vote or consent of a quorum consisting of directors who are not seeking the benefits of such indemnification; or if obtainable if a quorum of such disinterested (ii) if such quorum is not obtainable, or even if obtainable if a quorum of such disinterested directors so directs, in a written opinion by independent legal counsel (which counsel may be the outside legal counsel regularly employed or retained by the Corporation); or (iii) if a


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
quorum cannot be obtained under (i) above and in the absence of a written opinion by independent legal counsel, by majority vote or consent of a committee duly designated by the Board of Directors (in which designation interested directors may participate), consisting solely of one or more directors who are not seeking the benefit of such indemnification. Provided, however, that notwithstanding any determination pursuant to the preceding sentence, if such determination shall have been made at a time that the members of the Board of Directors, so serving when the events upon which such Indemnified Person's liability has been based occurred, no longer constitute a majority of the members of the Board of Directors, then such Indemnified Person shall nonetheless be entitled to indemnification as set forth in such Section I unless the Company shall carry the burden of proving, in an action before any court of competent jurisdiction, that such Indemnified Person is not entitled to indemnification because of the conditions and limitations imposed in Section 1.

                 Section 5. ADVANCES. Expenses (including, but not limited to, attorneys' fees and disbursements, court costs, and expert witness fees) incurred by the Indemnified Person in defending any action, suit or proceeding of the kind described in Section 1 hereof shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as set forth herein. The Corporation shall promptly pay the amount of such expenses to the Indemnified Person, but in no event later than ten (10) days following the Indemnified Persons's delivery to the Corporation of a written request for an advance pursuant to this Section 5, together with a reasonable accounting of such expenses; provided, that the Indemnified Person shall undertake and agree to repay to the Corporation any advances made pursuant to this Section 5 if it shall be determined pursuant to Section 4 that the Indemnified Person is not entitled to be indemnified by the Corporation for such amounts. The Corporation shall make the advances contemplated by this Section 5 regardless of the Indemnified Person's financial ability to make repayment. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest-free.

                 Section 6. NON-EXCLUSIVITY; CONTINUING BENEFITS. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any provision of the Certificate of Incorporation, or any Bylaw, agreement, vote of the Corporation's stockholders or disinterested directors or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation, as the case may be, and shall inure to the benefit of the heirs, executors and administrators of such a person.

                 Section 7. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, general partner, employee or agent of another corporation, nonprofit corporation, joint venture, trust, partnership, unincorporated business association or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

                 Section 8. SECURITY. The Corporation may designate certain of its assets as collateral, provide self-insurance or otherwise secure its obligations under this Article VII, or under any indemnification agreement or plan of indemnification adopted and entered into in accordance with the provisions of this Article VIII, as the Board of Directors deem appropriate.

                 Section 9. AMENDMENT. Any amendment to this Article VII which limits or otherwise adversely affects the right of indemnification or other rights of any Indemnified Person hereunder shall, as to such Indemnified Person, apply only to claims, actions, suits or proceedings based on actions, events or omissions (collectively, "Post Amendment Events") occurring after such amendment and after delivery of notice of such amendment to the Indemnified Person so affected. Any Indemnified Person shall, as to any claim, action, suit or proceeding based on actions, events or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification and other rights under this Article VII to the same extent as had such provisions continued as part of the Bylaws of the Corporation without such amendment. This Section 9 cannot be altered, amended or repealed in a manner effective as to any Indemnified Person (except as to Post Amendment Events) without the prior written consent of such Indemnified Person.

                 Section 10. AGREEMENTS. The provisions of this Article VIII shall be deemed to constitute an agreement between the Corporation and each person entitled to indemnification hereunder. In addition to the rights provided in this Article VIII, the Corporation shall have the power, upon authorization by the Board of Directors, to enter into an agreement or agreements providing to any person who is or was a director, officer, employee or agent of the Corporation indemnification rights substantially similar to those provided in this Article VII.

                 Section 11. SUCCESSORS. For purposes of this Article VIII, the terms "the Corporation" or "this Corporation" shall include any corporation, joint venture, trust, partnership or unincorporated business association which is the successor to all or substantially all of the business or assets of this Corporation, as a result of merger, consolidation, sale, liquidation or otherwise, and any such successor shall be liable to the persons indemnified under this Article VII on the same terms and conditions and to the same extent as this Corporation.


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
                 Section 12. ADDITIONAL INDEMNIFICATION. In addition to the specific indemnification rights set forth herein, the Corporation shall indemnify each of its directors and officers to the full extent permitted by action of the Board of Directors without stockholder approval under the Delaware General Corporation Law or other laws of the State of Delaware as in effect from time to time.

                                   ARTICLE IX

                                   AMENDMENTS

                 Section 1. POWER TO AMEND BYLAWS. These Bylaws may be altered, amended or repealed from time to time, and new Bylaws may be made and adopted by action of the stockholders or by action of the Board of Directors, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors (if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting).


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